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                          Hyperion Software Corporation

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   Exhibit (11) - Statement Re: Computation of Earnings Per Share (Unaudited)
                    (in thousands, except per share amounts)

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                                                                THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                                1996          1995
                                                                ------------------

  PRIMARY
    Weighted average number of common shares
      outstanding                                               17,060        16,226
    Weighted average number of common
      equivalent shares outstanding                                753         1,664
                                                               -------       -------
                                                                17,813        17,890
                                                               =======       =======

    Net income                                                 $ 2,041       $ 2,216
                                                               =======       =======

    Per share amount                                           $   .11       $   .12
                                                               =======       =======

  FULLY DILUTED
    Weighted average number of common shares
      outstanding                                               17,060        16,226
    Weighted average number of common
      equivalent shares outstanding                                953         1,730
                                                               -------       -------
                                                                18,013        17,956
                                                               =======       =======

    Net income                                                 $ 2,041       $ 2,216
                                                               =======       =======

    Per share amount                                           $   .11       $   .12
                                                               =======       =======

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